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Exhibit 10.08

PROMISSORY NOTE COVERING THE
LEASEHOLD IMPROVEMENTS AT
3231 S. COUNTRY CLUB WAY

1.
DEFINED TERMS. As used in this Promissory Note, the following terms shall have the following meanings:

1.1
BORROWER: NATIONWIDE FINANCIAL SOLUTIONS, INC., an Nevada corporation, its successors and assigns.

1.2
LENDER: SHALIMAR OFFICES, LLC, an Arizona corporation, together with other holders from time to time of this Promissory Note.

1.3
Principal Sum: $167,010.00.

1.4
Monthly Payment: $3,228.77.

1.5
Date of Disbursement: April 1, 2004.

1.6
Nominal Interest Rate: 6.000% per annum.

1.7
Compounding Period: Monthly.

1.8
Default Rate: three percent (3%) more than the Interest Rate.

1.9
Maturity Date: April 1, 2009.

1.10
Amortization Period: Five (5) years from the Date of Disbursement.

1.11
First Payment Date: May 1, 2004, being the first day of the first month after the Date of Disbursement.

1.12
LENDER'S Payment Address: 14312 E. Thoroughbred Trl
Scottsdale, AZ 85259.

1.13
Permitted Prepayment Period: the period commencing on April 1, 2004, and ending on the Maturity Date, subject to and in accordance with the provisions of this Promissory Note.

2.
DEBT. For value received, BORROWER promises to pay to the order of LENDER, the Principal Sum with interest on unpaid principal from the Date of Disbursement at the Interest Rate. Interest shall be calculated on a 360-day year of twelve 30-day months.

3.
PAYMENTS. BORROWER shall pay the Monthly Payment to LENDER commencing on the First Payment Date and continuing on each monthly anniversary thereof until the Maturity Date. If a payment date is a non-business day, the Monthly Payment shall be due on the next business day.

        On the Maturity Date, BORROWER shall pay to LENDER the entire then unpaid balance of principal and interest.

        All payments shall be made in lawful money of the United States of America at LENDER'S Payment Address, or at such other place as LENDER may from time to time designate in writing.

4.
EVENT OF DEFAULT. BORROWER shall be in default under this Promissory Note if it shall fail to fully pay this Promissory Note within ten (10) business days after the Maturity Date or as otherwise specified under the terms of this Promissory Note. Furthermore, LENDER may accelerate payment if Maturity Date of BORROWER'S payment is more than thirty (30) days past due.

5.
LATE CHARGE AND ADDITIONAL INTEREST. BORROWER recognizes that if it does not make the Monthly Payments when due, LENDER will incur additional administrative expenses in servicing the loan, will lose the use of the money due and will be frustrated in meeting its other financial and loan commitments. LENDER and BORROWER acknowledge that different methods could be used to calculate LENDER'S actual damages if the Monthly Payment is not made when due. To avoid disputes over which method shall apply, BORROWER agrees that a late charge equal to three percent (3%) of each Monthly Payment which is not made when due is a reasonable method for calculating said damages. BORROWER shall pay such late charge to LENDER immediately after the due date for each Monthly Payment which is not made when due. The payment of such late charge shall not affect LENDER'S other rights and remedies under this Promissory Note.

        All expenditures by LENDER pursuant to the Loan Documents, other than advances of the Principal Sum, which are not reimbursed by BORROWER immediately upon demand; all amounts remaining due and unpaid after the Maturity Date; and any amounts due and unpaid after an Event of Default (including late charges) shall bear interest at the Default Rate until such amounts are paid to LENDER. Such payments shall be in addition to the late charge described above.

6.
APPLICATION OF PAYMENTS. Unless LENDER elects otherwise, all sums received by LENDER in payment hereunder shall be applied first to late charges, costs of collection or enforcement, all expenditures made by LENDER, and any other similar amounts due, if any, under this Promissory Note, then to amounts due to the interest which is due and payable under this Promissory Note and the remainder to principal due and payable under this Promissory Note. If an Event of Default has occurred arid is continuing, such payments may be applied to sums due hereunder or under the other Loan Documents in any order and combination that LENDER may, in its sole discretion, determine.

7.
NO USURY. Nothing contained in this Promissory Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by law. If the rate of interest required to be paid under this Promissory Note at any time exceeds the maximum rate permitted by law, the rate of interest required to be paid pursuant to this Promissory Note shall be automatically reduced to the maximum rate permitted by law.

8.
ACCELERATION AND OTHER REMEDIES. The rights and remedies of LENDER are set forth in this Promissory Note and include, without limitation, the right to declare the principal balance of this Promissory Note and accrued interest, immediately due and payable in case of an Event of Default.

9.
AMENDMENTS. This Promissory Note may not be changed or amended orally, but only by an agreement in writing, signed by the party against whom enforcement is sought.

10.
GOVERNING LAW. This Promissory Note shall be governed by and construed in accordance with Arizona law without regard to the conflicts of laws provisions thereof.

11.
PREPAYMENT. BORROWER may prepay all or any portion of the amounts due under this Promissory Note at any time without penalty or premium.

12.
ADDRESS CHANGES. Each party agrees to notify the other by registered or certified mail of any change in the party's address.

13.
ATTORNEYS' FEES. Upon any Event of Default, BORROWER shall pay all costs incurred by LENDER in the course of collection of sums due under this Promissory Note or in enforcing any of BORROWER'S other obligations under the Promissory Note, including, without limitation, reasonable attorneys' fees and expenses, whether or not suit is filed by LENDER.

14.
SUCCESSORS AND ASSIGNS. This Promissory Note shall be binding upon BORROWER and upon its successors and assigns, and shall inure to the benefit of LENDER and its successors and assigns.

        IN WITNESS WHEREOF, this Promissory Note has been executed and delivered this 1 ST Day of April, 2004.

BORROWER: NATIONWIDE FINANCIAL SOLUTIONS, INC., a Nevada corporation.
By:	/s/ DARREN DIERICH Darren Dierich
Title:	Chief Financial Officer
LENDER: SHALIMAR OFFICES, LLC, an Arizona corporation.
By:	/s/ STEPHEN LUKE Stephen Luke
Title:	Managing Member

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PROMISSORY NOTE COVERING THE LEASEHOLD IMPROVEMENTS AT 3231 S. COUNTRY CLUB WAY